UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012 (September 18, 2012)

Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route de la Corniche 4
1066 Epalinges, Switzerland	NA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  011 41 22 363 13 10

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2012, the registrant (“Mymetics”) amended and restated 13 convertible secured notes, dated between 2006 and 2009  and issued to Round Enterprises Ltd.,  Eardley Holding A.G., Anglo Irish Bank and a shareholder of the Company in the total principal amount of €19,850,000 ($25,326,615), to change their maturity date from “when Mymetics has sufficient revenues to repay” to November 30, 2012.  There were no other modifications to these convertible notes.  Of these 13 convertible notes, 11 bear interest at 10% per annum and two bear interest at 5% per annum.  Round Enterprises and Eardley Holding agreed with Mymetics to extend the maturity date of all eight of their past due convertible secured notes and two convertible notes due on September 30, 2012 in the total principal amount of €3,887,000 ($4,959,424) to November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 21, 2012	MYMETICS CORPORATION

	By:	/s/ Grant Pickering
Grant Pickering
President and Chief Executive Officer